EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 13, 2006 relating to the financial statements management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Ralcorp Holdings, Inc's Annual Report on Form 10-K for the year ended September 30, 2006.

PRICEWATERHOUSECOOPERS LLP
St Louis, Missouri

March 29, 2007